As filed with the Securities and Exchange Commission on June 6, 2019
Registration No. 333-

  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PTC INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, MA 02210
(Address of Principal Executive Offices) (Zip Code)

2000 Equity Incentive Plan
(Full title of Plan)

Aaron C. von Staats
Executive Vice President, General Counsel & Secretary
PTC Inc.
121 Seaport Boulevard
Boston, Massachusetts 02210
(Name and address of agent for service)

(781) 370-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	6,000,000 shares	$82.54(1)	$495,240,000(1)	$60,024

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the NASDAQ Global Select Market on June 3, 2019.

Statement Regarding Incorporation by Reference from Effective Registration Statement

Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of PTC Inc. filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2000 (Commission File No. 333-30516) (the “Original Registration Statement”), relating to the registration of 4,600,000 shares of PTC’s Common Stock, $.01 par value per share (the “Common Stock”), authorized for issuance under PTC’s 2000 Equity Incentive Plan (the “2000 EIP”), is incorporated by reference in its entirety herein. We have filed six additional Registration Statements on Form S-8 with the Commission relating to the registration of additional shares of Common Stock for issuance under the 2000 EIP since the filing of the Original Registration Statement: one on May 20, 2005 relating to the registration of 5,200,000 additional shares (Commission File No. 333-125108) (the “May 2005 Registration Statement”), one on March 7, 2007 relating to the registration of 5,000,000 additional shares (Commission File No. 333-141112), one on May 13, 2009 relating to the registration of 7,500,000 additional shares (Commission File No. 333-159194), one on March 9, 2011 relating to the registration of 4,500,000 additional shares (Commission File No. 333-172689), one on March 6, 2013 relating to the registration of 7,604,822 additional shares (Commission File No. 333-187083), and one on June 1, 2016 relating to the registration of 4,000,000 additional shares (Commission File No. 333-211750). The number of shares registered on the Original Registration Statement and the May 2005 Registration Statement have been adjusted to reflect our 2-for-5 reverse stock split effected on February 28, 2006. This Registration Statement provides for the registration of an additional 6,000,000 shares of Common Stock authorized for issuance under the 2000 EIP.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on the 6th day of June, 2019.

PTC INC.

By:	/s/ James E. Heppelmann
James E. Heppelmann
Chief Executive Officer

 Power of Attorney

We, the undersigned officers and directors of PTC Inc. hereby severally constitute Aaron C. von Staats, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PTC Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:

/s/ James E. Heppelmann	President and Chief Executive Officer	June 6, 2019
James E. Heppelmann

(ii) Principal Financial and Accounting Officer

/s/ Kristian Talvitie	Executive Vice President and Chief Financial Officer	June 6, 2019
Kristian Talvitie

(iii) Board of Directors:

/s/ Robert Schechter	Chairman of the Board of Directors	June 6, 2019
Robert Schechter

/s/ Janice Chaffin	Director	June 6, 2019
Janice Chaffin

/s/ Phillip Fernandez	Director	June 6, 2019
Phillip Fernandez

/s/ Donald Grierson	Director	June 6, 2019
Donald Grierson

/s/ James E. Heppelmann	Director	June 6, 2019
James E. Heppelmann

/s/ Klaus Hoehn	Director	June 6, 2019
Klaus Hoehn

/s/ Paul Lacy	Director	June 6, 2019
Paul Lacy

/s/ Corinna Lathan	Director	June 6, 2019
Corinna Lathan

/s/ Blake Moret	Director	June 6, 2019
Blake Moret

Exhibit Index

Exhibit Number	Description

4.1
Restated Articles of Organization of PTC Inc. adopted August 4, 2015 (filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (File No. 0-18059) and incorporated herein by reference).

4.2
By-Laws, as amended and restated, of PTC Inc. (filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014 (File No. 0-18059) and incorporated herein by reference).

5.1	Opinion of Locke Lord LLP as to the legality of the securities registered hereunder.

10.1	2000 Equity Incentive Plan (filed as Exhibit 10 to our Current Report on Form 8-K dated March 8, 2019 (File No. 0-18059) and incorporated herein by reference).

23.1	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained on the signature page hereto).